EXHIBIT 10.23

[Form of]

Note
$30,000,000	June 23, 1999

        FOR VALUE RECEIVED, the undersigned, ENERGY SEARCH, INCORPORATED, a Tennessee corporation ("Borrower"), promises to pay to the order of SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership ("Lender") on or before June 23, 2007 the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by Lender pursuant to that certain Credit Agreement, dated as of June 23, 1999 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between Borrower and Lender.

        Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by Lender pursuant to the Credit Agreement.

        This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        THIS NOTE HAS BEEN DELIVERED IN HOUSTON, TEXAS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

ENERGY SEARCH, INCORPORATED By: Name: Charles P. Torrey, Jr. Title: Chief Executive Officer

LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

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